UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686 Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of Mikohn Gaming Corporation, d/b/a Progressive Gaming International (the “Company”), has approved the adoption of a New Hire Equity Incentive Plan (the “New Hire Plan”). Under the New Hire Plan, the Company may grant stock options and other equity incentives to persons who were not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 4350(i)(1)(A) of the NASD Marketplace Rules. An aggregate of 750,000 shares of the Company’s Common Stock is reserved for issuance under the New Hire Plan.

In addition, the Company has entered into an Amended and Restated Employment Agreement with Russel H. McMeekin, the Company’s President and Chief Executive Officer.

The form of New Hire Plan and the Amended and Restated Employment Agreement with Russel H. McMeekin are filed as Exhibits 99.1 and 99.2, respectively, to this Report and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) The Company has appointed Heather A. Rollo, 31, to become the Company’s Vice President of Finance and Chief Accounting Officer, effective as of February 21, 2005. She has spent approximately the last 10 years serving the gaming industry through her experience in public accounting and with Ameristar Casinos, Inc. From 1998 to 2002, Ms. Rollo was a public accountant with Arthur Andersen LLP. From 2002 to 2003 she was with Deloitte & Touche LLP, after which she joined Ameristar. In 2004, Ms. Rollo joined Ernst & Young LLP, where she most recently was employed as a senior manager. Ms. Rollo has a bachelor’s degree in Accounting and a Masters in Accountancy from Southern Utah State University and is a certified public accountant. The Company has entered into an Employment Agreement with Ms. Rollo, dated February 11, 2005 (the “Agreement”). Pursuant to the Agreement, Ms. Rollo is to receive a base salary of $150,000 per annum, as well as a signing bonus of $25,000. Ms. Rollo was also granted an option to purchase 75,000 shares of the Company’s Common Stock under the New Hire Plan and 20,000 shares of restricted stock vesting in accordance the terms of the Company’s Employee Stock Incentive Plan dated February 25, 2003. In the event Ms. Rollo is terminated other than for “Cause” as defined in the Agreement, or if Ms. Rollo should resign for “Good Reason” as that term is defined in the Agreement, the Company shall pay to her a sum equal to her base salary for the most recent twelve month period plus an amount equal to COBRA health insurance premiums for a period of twelve months. Ms. Rollo also has a “Change in Control” provision in the Agreement, under which a “Change in Control” would entitle her to receive a sum equal to two times her annualized base salary for the most recent completed calendar year. Alternatively during the thirteenth month following a “Change in Control”, Ms. Rollo shall be entitled to terminate the Agreement and receive a sum equal to the amount she would otherwise be entitled to pursuant to termination by the Company other than for cause at the time of such election.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Mikohn Gaming Corporation New Hire Equity Incentive Plan

99.2	Amended and Restated Employment Agreement with Russel H. McMeekin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: February 16, 2005	/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Mikohn Gaming Corporation New Hire Equity Incentive Plan

99.2	Amended and Restated Employment Agreement with Russel H. McMeekin